                                                                     EXHIBIT 4.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CLAIRE'S STORES, INC.

                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)

         We, the undersigned, Ira D. Kaplan and Harold E. Berritt, being the Senior Vice President and Secretary, respectively, of CLAIRE'S STORES, INC., a Delaware corporation (the "Corporation"), do hereby certify that:

         1. Section (1) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety, and new Section (1) of Article FOURTH is hereby added in its place to read in its entirety as follows:

                  "(1) The aggregate number of shares of capital stock which the corporation shall have authority to issue is 171,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $.05 per share (the "Common Stock"), 20,000,000 shares of Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), and 1,000,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock")."

         2. The amendment to the Restated Certificate of Incorporation set forth herein was duly adopted by resolution of the Corporation's Board of Directors, and was duly adopted by the stockholders of the Corporation holding a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders of the Corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, on June 10, 1998.

         3. Said amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment of the Restated Certificate of Incorporation of CLAIRE'S STORES, INC. on this 25th day of June, 1998, and we affirm that the statements contained herein are true.

                                             CLAIRE'S STORES, INC.

                                             By:   /s/ Ira D. Kaplan
                                                   -----------------------------
                                             Name:    Ira D. Kaplan
                                             Title:   Senior Vice President

ATTEST:



/s/ Harold E. Berritt
--------------------------------------
Name:    Harold E. Berritt
Title:   Secretary






























                                       2